                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-81831 of Lyondell Chemical Company, Lyondell Chemical Worldwide, Inc. and Lyondell Chemical Nederland, Ltd. on Form S-4 of our report dated February 11, 1999, on the financial statements of LYONDELL-CITGO Refining LP, appearing in the Annual Report on Form 10-K of Lyondell Chemical Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
July 12, 1999